                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C., 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        DATE OF REPORT: JANUARY 17, 2002
                        (Date of earliest event reported)

                                   ----------

                              QUALMARK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                   ----------

           COLORADO                   0-28484                  84-1232688
-------------------------------     ------------           -------------------
(State or other jurisdiction of     (Commission              (IRS Employer
 incorporation or organization)     File Number)           Identification No.)

                 1329 WEST 121ST AVENUE, DENVER, COLORADO 80234
               --------------------------------------------------
               (Address of principal executive offices, zip code)

                                 (303) 245-8800
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

On January 17, 2002 the Company received a letter from Nasdaq notifying the Company of Nasdaq's intent to delist the Company as of January 25, 2002. The delisting notification stated that the Company was no longer in compliance with either the minimum $2,000,000 in net tangible assets or $2,500,000 in stockholders equity requirement for continued listing on the Nasdaq SmallCap Market under Marketplace Rule 4310C(2)(B). On January 23, 2002 the Company announced that it had requested a hearing to appeal a Nasdaq staff determination that the Company's common stock is subject to potential delisting from the Nasdaq Small Cap Market. QualMark is appealing the Nasdaq determination and will be presenting a plan to the Nasdaq for achieving the requirements for continued listing. Under Nasdaq rules a hearing request will stay the delisting of the Company's securities pending the Panel's decision. The Company is requesting an oral hearing allowing the common stock to continue to trade on the Nasdaq SmallCap Market. There can be no assurances that Nasdaq will grant the Company's request for continued listing. If Nasdaq should not rule in favor of the Company QualMark intends for its stock to be traded on the OTC Bulletin Board.

ITEM 7. FINANCIAL STATEMENT AND EXHIBITS

     (c) Exhibits.

     The following exhibit is filed with this report on Form 8-K:

     99.1    Press Release of the Registrant dated January 23, 2002

                                   SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       QUALMARK CORPORATION
                                       (Registrant)

Date: January 29, 2002                 By: /s/ CHARLES D. JOHNSTON
                                           -------------------------------------
                                           Charles D. Johnston
                                           President & CEO

                                  EXHIBIT INDEX

EXHIBIT
NUMBER             DESCRIPTION
-------            -----------

 99.1              Press Release of the Registrant dated January 23, 2002.